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                                                                    EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


            Re:  Pride Petroleum Services, Inc.
                 Registration Statement on Form S-3


      We are aware that our reports dated August 4, 1995 and May 5, 1995 on our review of interim consolidated financial information of Pride Petroleum Services, Inc. for the periods ended June 30, 1995 and 1994 and March 31, 1995 and 1994, respectively, are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meanings of Sections 7 and 11 of that Act.


                                        COOPERS & LYBRAND L.L.P.


Houston, Texas
September 7, 1995
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